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                                                                Exhibit 10.4

                                    FORM OF
                            FLAGSTAR BANCORP, INC.
                       1997 INCENTIVE COMPENSATION PLAN

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                              Adoption Agreement

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         Flagstar Bancorp, Inc. hereby establishes an incentive compensation plan having the terms and conditions set forth in the Flagstar Bancorp, Inc. 1997 Incentive Compensation Plan Document, as modified by the elections made in this Adoption Agreement.

I.         General Information about the Plan


II.        General Information about the Employer



III.       Eligibility and Participation

           A. For each Plan Year, an individual will participate in the Plan if he or she is selected as one of or falls within any one of the following classes on a Participation Determination Date:

                1.      ____   Key Employees designated by the Committee
                               ("Eligible Key Employees").

                2.      ____   Other employees designated by the Committee
                               ("Eligible Employees").

           B. The following date or dates will constitute Participant Determination Dates:

                1.     ____    The first day of the Plan Year.

                2.     ____    The last day of Plan Year.

                3.     ____    Service is required on both of the above dates.

IV.        Calculation of the Multiplier

           A. For each Plan Year, the Multiplier will equal the lesser of 4.0 and the sum of --

                1.     75% of the ROA Factor.

                2.     75% of the ROE Factor.

                3.     50% of the Camels Rating Factor.

                4.     75% of the Deposit Factor.

                5.     75% of the Loan Factor.


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     B.   The ROA Factors will equal the ratio of (i) the Employer's ROA for the
          Plan Year, to (ii) the Employer's budgeted ROA for the Plan Year.

     C. The ROE factor will equal the ratio of (i) the Employer's ROE for the Plan Year, to (ii) the Employer's budgeted ROE for the Plan Year.

     D. The CAMELS Rating Factor will be determined according to the following schedule:

          1.   1.2 for a CAMELS rating of 1.

          2.   1.0 for a CAMELS Rating of 2.

          3.   -1.0 for a CAMELS Rating below 2.

     E. The Deposit Factor will equal the ratio of the Employer's total deposit growth in the Plan Year to its budgeted deposit growth for the Plan Year.

     F. The Loan Factor will equal the ratio of total loan originations to budgeted loan originations for the Plan Year.

     G. Notwithstanding the foregoing, if a ratio referred to in Items IV.B. or IV.C. is less than 50% for any Plan Year, the corresponding Factor shall be zero.

V.   Bonuses  For each Plan Year, Bonuses will be paid in accordance with
              Section 4.01 and the following elections:

          1. ___ Thomas J. Hammond will receive a Bonus equal to 25% of his Compensation times the Multiplier.

          2. ___ Mark T. Hammond will receive a Bonus equal to 12% of his Compensation times the Multiplier.

          3. ___ Each Key Employee will receive a Bonus equal to 6% of his or her Compensation times the Multiplier.

          4. ___ Each Eligible Employee will receive a Bonus equal to 4% of his or her Compensation times the Multiplier.

     WHEREFORE, on this ____ day of _________, 1997, the Employer hereby executes this Adoption Agreement, and thereby establishes the Plan upon the terms and conditions set forth herein and in the Plan Document.

                                         FLAGSTAR BANCORP, INC.

                                         By:
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                                            It's President

Witness:
                                    [SEAL]
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